Exhibit 4.1

Cytonics Corporation

SUBSCRIPTION AGREEMENT FOR U.S. RESIDENTS

(10% Convertible Promissory Notes)

Subscriber: _____________________________________

The undersigned “Subscriber”, on the terms and conditions herein set forth, hereby irrevocable submits this subscription agreement (the “Subscription Agreement”) to Cytonics Corporation (the “Company”), in connection with a private offering by the Company (the “Offering”) to raise working capital of up to $1,000,000 through the sale to Subscriber as an accredited investor of a 10% Convertible Promissory Note of the Company (the “Note”), pursuant to Rule 506(c) under Regulation D promulgated under the Securities Act of 1933, as amended.

In order to participate in the Offering, potential investors must:

1.	Execute this Subscription Agreement and return it to the Company in accordance with the instructions set forth below;
2.	Deliver payment for the Note subscribed for to the Company in accordance with the instructions set forth below; and
3.	Confirm accredited investor status in a manner acceptable to the Company, one method being the completion and return of the Accredited Status Certification Letter attached hereto as Annex 1.

An investment in the company involves significant risk and is suitable only for persons who are capable of bearing the risks, including the risk of loss of a substantial part or all of their investment. Before you invest in our Notes, you should carefully consider all of the information in this subscription agreement, such additional information as you may request from the Company, and the Risk Factors attached hereto as Annex 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this DOCUMENT. Any representation to the contrary is a criminal offense. THESE DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. THE COMPANY DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THESE DOCUMENTS OR IN ANY ADDITIONAL EVALUATION MATERIAL, WHETHER WRITTEN OR ORAL, MADE AVAILABLE IN CONNECTION WITH ANY FURTHER INVESTIGATION OF THE COMPANY, AND THE COMPANY EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY THAT MAY BE BASED UPON SUCH INFORMATION, ERRORS THEREIN OR OMISSIONS THEREFROM. THESE DOCUMENTS SPEAK AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THESE DOCUMENTS NOR ANY SALE OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

1.	Subscription for the Purchase of Notes.

The undersigned, intending to be legally bound, hereby subscribes for _________________ U.S. Dollars ($_____________) (the “Subscription Amount”) of the 10% Convertible Promissory Notes (the “Notes”), of the Company. The undersigned acknowledges that the Company is offering the Notes to those who are “accredited investors” as defined herein, in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, provided that the Company reserves the right to accept subscriptions for lesser amounts. In this regard, the Investor agrees to forward payment in the amount of the Subscription Amount either:

(a)	by wiring payment of the Subscription Amount to the account set forth below:

Account Name:	Cytonics Corporation
ABA Routing Number:	267084199
Account Number:	1210218758
Bank Name:	PNC Bank

OR

(b)	by mailing a check made payable to “Cytonics Corporation” along with a completed subscription document to:

Cytonics Corporation

Attn: Dr. Gaetano Scuderi

658 W. Indiantown Rd., Suite 212

Jupiter, FL 33458

Only subscriptions in U.S. Dollars will be accepted.

The Company’s private offering of Notes is being made to “accredited” investors within the meaning of Rule 506 of Regulation D promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned agrees to execute this Subscription Agreement and if by mail, send to the Company. You as an individual or you on behalf of the subscribing entity are being asked to complete this Subscription Agreement so that a determination can be made as to whether or not you (it) are qualified to purchase the Note under applicable federal and state securities laws. Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law for which a claim for damages may be made against you.

Your answers will be kept strictly confidential; however, by signing this Subscription Agreement, you will be authorizing the Company to present a completed copy of this Subscription Agreement to such parties as they may deem appropriate in order to make certain that the offer and sale of the securities will not result in a violation of the Securities Act or of the securities laws of any state.

All questions must be answered. If the appropriate answer is “None” or “Not Applicable,” please state so. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item. Please initial any corrections.

2.	Offer to Purchase. Subscriber hereby irrevocably offers to purchase the Note and tenders herewith the total price noted above. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

3.	Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the Note and the Company will be entitled to receive the purchase price of the Note as specified herein.
4.	Representation as to Investor Status.
(a)	Accredited Investor. In order for the Company to sell the Note (in conformance with state and federal securities laws), the following information must be obtained regarding Subscriber’s investor status. Please initial each item applicable to you as an investor in the Company.
(i)	_____ A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of Subscriber’s purchase, exceeds $1,000,000.
(ii)	_____ A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year.
(iii)	_____ An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring the Note, with total assets in excess of $5,000,000.
(iv)	_____ A director or executive officer of the Company.
(v)	_____ A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Note, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company.
(vi)	_____ An entity in which all of the equity owners qualify under any of the above subparagraphs.

________ Subscriber does not qualify under any of the investor categories set forth in Section 4(a)(i)(i) through Section 4(a)(vi).

Attached to this Subscription Agreement as Annex 1 is an Accredited Status Certification Letter that Subscriber who is claiming to be an “accredited investor” under the definitions in Section 4(a)(i) or Section 4(a)(ii) may elect to provide to the Company to assist it in its determination of whether Subscriber meets the accredited investor requirements discussed above. A Subscriber who is claiming to be an “accredited investor” under the definitions in Section 4(a)(i) or Section 4(a)(ii) may provide this form of Accredited Status Certification Letter to the applicable person (CPA, investment adviser, etc.) and ask them to complete it and return it to the Company. (In this Letter, you as the Subscriber are the “Client”).

(b)	Net Worth. The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of a person’s primary home).
(c)	Income. In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(d)	Type of Subscriber. Indicate the form of entity of Subscriber:
☐ Individual	☐ Limited Partnership

☐ Corporation	☐ General Partnership

☐ Revocable Trust	☐ Other Type of Trust (indicate type):

☐ Other (indicate form of organization): ______________________________________

(i)	If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: _____________________.
(ii)	If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (a) was not organized or reorganized for the specific purpose of acquiring the Note and (b) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

True
False

If the “False” box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

5.	Additional Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as follows:
(a)	Subscriber has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Subscriber requested and deemed material to making an informed investment decision regarding its purchase of the Notes. Subscriber has been afforded the opportunity to review such documents and materials and the information contained therein. Subscriber has been afforded the opportunity to ask questions of the Company and its management. Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Subscription Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Subscriber understands and represents that he, she or it is purchasing the Notes notwithstanding the fact that the Company may disclose in the future certain material information that the Subscriber has not received, including the financial results of the Company for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties, if any, contained in this Subscription Agreement. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Notes. Subscriber has full power and authority to make the representations referred to herein, to purchase the Notes and to execute and deliver this Subscription Agreement.

(b)	Subscriber has read and understood, and is familiar with, this Subscription Agreement, the Note and the business and financial affairs of the Company.
(c)	Subscriber has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Subscriber requested and deemed material to making an informed investment decision regarding its purchase of the Note. Subscriber has been afforded the opportunity to review such documents and materials and the information contained therein. Subscriber has been afforded the opportunity to ask questions of the Company and its management. Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s and its subsidiaries’ business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Subscription Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, Subscriber understands and represents that he is purchasing the Note notwithstanding the fact that the Company and its subsidiaries, if any, may disclose in the future certain material information that the Subscriber has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties, if any, contained in this Subscription Agreement. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Note.
(d)	Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the Notes), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note, is able to bear the risks of an investment in the Note and understands the risks of, and other considerations relating to, a purchase of a Note, including the matters set forth under the caption “Risk Factors” in the Memorandum. The Subscriber and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Note. Subscriber’s financial condition is such that Subscriber is able to bear the risk of holding the Note that Subscriber may acquire pursuant to this Agreement, for an indefinite period of time, and the risk of loss of Subscriber’s entire investment in the Company.
(e)	Subscriber has investigated the acquisition of the Note to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith.
(f)	The Note is being acquired for Subscriber’s own account for investment, with no intention by Subscriber to distribute or sell any portion thereof within the meaning of the Securities Act, and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than Subscriber has any interest in or any right to acquire the Note. Subscriber understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Note by anyone but Subscriber.
(g)	No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Subscription Agreement.

(h)	Subscriber is aware that Subscriber’s rights to transfer the Note is restricted by the Securities Act and applicable state securities laws, and Subscriber will not offer for sale, sell or otherwise transfer the Note without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.
(i)	Subscriber understands and agrees that the Note it acquires has not been registered under the Securities Act or any state securities act in reliance on exemptions therefrom and that the Company has no obligation to register any of the Notes offered by the Company.
(j)	The Subscriber has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned. Subscriber understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability.
(k)	Rule 506(c) of Regulation D under the Securities Act permits a company offering securities to investors in a private offering to solicit and advertise that offering to the general public, provided that: (i) the company only sells the securities to “accredited investors,” as defined by the Securities and Exchange Commission (“SEC”); (ii) the company takes “reasonable steps” to verify that all those purchasers meet the SEC’s accredited investor requirements; and (iii) the offering meets the other applicable requirements of Rule 506. Accordingly, the Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Rule 506(c) of Regulation D and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “Rule 506(c) Provisions”). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the Rule 506(c) Provisions, including without limitation, tax returns and/or a certification from a U.S. licensed attorney or certified public accountant that the Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D. Furthermore, such methods also include, without limitation, (1) review of an investor’s income tax returns and filings along with a written representation that the person reasonably expects to reach the level necessary to qualify as an accredited investor during the current year, (2) review of one or more of the following, dated within three months, together with a written representation that all liabilities necessary to determine net worth have been disclosed; for assets: bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments and appraiser reports issued by third parties and for liabilities, credit report from a nationwide agency, (3) obtaining a written confirmation from a registered broker-dealer, an SEC registered investment advisor, a licensed attorney, or a CPA that such person or entity has taken reasonable steps to verify that the purchaser is an accredited investor within the prior three months.
(l)	Subscriber understands that the certificates or other instruments representing the securities included in the Note (the “Securities”) shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(m)	Subscriber also acknowledges and agrees to the following:
(i)	an investment in the Note is highly speculative and involves a high degree of risk of loss of the entire investment in the Company; and
(ii)	there is no assurance that a public market for the will be available and that, as a result, Subscriber may not be able to liquidate Subscriber’s investment in the Note should a need arise to do so.
(n)	Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Note.
(o)	Subscriber’s address set forth below is his or her correct residence address.
(p)	Subscriber has full power and authority to make the representations referred to herein, to purchase the Note and to execute and deliver this Subscription Agreement.
(q)	Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Note under the federal and state securities laws and for other purposes.
6.	Representations and Warranties Regarding Patriot Act; Anti-Money Laundering; OFAC. The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Subscriber hereby represents and warrants to the Company as follows:
(a)	The Subscriber represents that (i) no part of the funds used by the Subscriber to acquire the Note or to satisfy his/her capital commitment obligations with respect thereto has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, and (ii) no capital commitment, contribution or payment to the Company by the Subscriber and no distribution to the Subscriber shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control regulations. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Memorandum or any other agreement, to the extent required by any anti-money laundering law or regulation, the Company may prohibit capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Note, and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.
(b)	To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a

[1] These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in this paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and any broker may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(c)	To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.
(d)	If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.
(e)	The Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the U.S. Internal Revenue Code and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Memorandum, any side letter or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Subscriber and such other reasonably necessary or advisable action by the Company with respect to the Note (including, without limitation, required withdrawal), and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs. To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at US$1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription Agreement, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail, specifying which representations and warranties are not true and accurate and the reasons therefor.

7.	Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription Agreement. Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement.
8.	Transferability. Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Note acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.
9.	Termination of Agreement; Return of Funds. In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

10.	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this Agreement, or at such other place as the Company may designate by written notice to Subscriber.
11.	Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.
12.	Governing Law. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Florida, without application of the conflicts of laws provisions thereof.
13.	Headings. The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.
14.	Counterparts. This Subscription Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document. The execution and delivery of a facsimile or other electronic transmission of this Subscription Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.
15.	Continuing Obligation of Subscriber to Confirm Investor Status. Upon the request of the Company and for as long as the Subscriber holds the Note or other securities in the Company, the Subscriber shall confirm Subscriber’s investor status as an “Accredited Investor,” as defined by the Securities and Exchange Commission at the time of such request. In connection therewith, the Company shall deliver to the Subscriber a questionnaire that elicits the necessary information to determine the Subscriber’s investor status. Upon receipt of the questionnaire, the Subscriber shall: (i) complete it, (ii) execute the signature page therein, and (iii) return it to the Company, or its designee, in accordance with the instructions therein, no later than ten (10) days after receipt of the questionnaire.

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INDIVIDUALS

In witness whereof, the parties hereto have executed this Agreement as of the dates set forth below.

Dated: ____________, 2018.

Signature(s):

Signature(s):

Name(s) (Please Print):

Name(s) (Please Print):

Residence Address:

Phone Number:	(______) _______-_________________

Cellular Number:	(______) _______-_________________

Social Security Number(s):

Social Security Number(s):

Email address:	________________@__________________________

ACCEPTANCE

Cytonics Corporation

Date: ____________, 2018.

By: /s/ Dr. Gaetano Scuderi

        Dr. Gaetano Scuderi

        Chief Executive Officer

CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

In witness whereof, the parties hereto have executed this Agreement as of the dates set forth below.

Dated: ____________, 2018.

Name of Purchaser (Please Print):

By:

Name (Please Print):

Title:

Address:

Phone Number:	(______) _______-___________

Cellular Number:	(______) _______-___________

Taxpayer ID Number:

Email address:	________________@__________________________

ACCEPTANCE

Cytonics Corporation

Date: ____________, 2018.

By:/s/ Dr Gaetano Scruderi

Dr. Gaetano Scuderi

Chief Executive Officer

Annex 1

[CERTIFIER LETTERHEAD]

Accredited Status Certification Letter

__________________, 2018

Cytonics Corporation

Attn: Dr. Gaetano Scuderi

658 W. Indiantown Rd., Suite 214

Jupiter, FL 33458

Re:   Determination of Accredited Status

Dear Dr. Scuderi:

__________________________________ (“Client”) has asked us to provide Cytonics Corporation with this letter to assist you in your determination of whether Client is an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”).

[I/We] hereby certify that [I/we] [am/are] (please check the appropriate box):

[ ]       a registered broker-dealer, as defined in the Securities Exchange Act of 1934;

[ ]        an investment adviser registered with the Securities and Exchange Commission;

[ ]       a licensed attorney in good standing under the laws of the jurisdictions in which I am admitted to practice law; or

[ ]       a certified public accountant in good standing under the laws of the place of my residence or principal office.

Based solely on a review of the Client Materials (as defined below), the undersigned hereby advises you that Client satisfies one or more of the following criteria (check all boxes that apply):

[ ] a natural person whose individual “net worth,”  or joint net worth with Client’s spouse, exceeds $1,000,000;

or

[ ] a natural person who had an individual income in excess of $200,000 in each of the two most-recent years or joint income with Client’s spouse in excess of $300,000 in each of those years.

We draw your attention to the fact that the determination of whether a person is an accredited investor is a factual question and therefore not susceptible to a legal opinion. Accordingly, this letter is not a legal opinion and we make no representations about whether Client is an accredited investor or whether this letter is sufficient for your purposes.

In connection with this letter, we have examined and relied upon the original or copies of the following documents (the “Client Materials”):

•         Tax returns for the years [ ] and [ ] (each, a “Tax Year”) filed by Client and [his/her] spouse on Form 1040 (the “Tax Returns”), accompanied by a certificate of the Client that that the copies of the Tax Returns provided were true, correct and complete, filed with the appropriate office of the Internal Revenue Service, prepared in full compliance with applicable law and governmental regulations and have not been amended.

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•         A certificate executed by Client and [his/her] spouse, attached hereto, addressed to the Issuer and us, stating such persons: (i) have had a joint income in excess of $300,000 in each of the two most-recent years and a reasonable expectation of joint income in the current year in excess of $300,000; or (ii) have a joint “net worth” with Client’s spouse in excess of $1,000,000.

•         A certificate executed by Client, attached hereto, addressed to the Issuer and us, stating such person: (i) has had an individual income in excess of $200,000 in each of the two most-recent years and a reasonable expectation of income in the current year in excess of $200,000; or (ii) has an individual “net worth” in excess of $1,000,000.

•         Form 1099 filed with the Internal Revenue Service by Client [and [his/her] spouse] for the two most-recent years.

•         Schedule K-1 of Form 1065 filed with the Internal Revenue Service by Client [and [his/her] spouse] for the two most recent-years.

•         Form W-2 issued by the Internal Revenue Service to Client [and [his/her] spouse] for the two most recent-years.

•         Other Internal Revenue Service documents (please specify): ______________________.

•         Bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, or appraisal reports issued by independent third parties to Client, dated within three months of the date of this Letter.

•         A consumer or credit report from at least one of the nationwide consumer reporting agencies indicating Client’s liabilities, dated within three months of the date of this Letter;

•         Other documents (please specify): ___________________________________________.

We have not conducted any other investigation or inquiries of Client, and have not determined whether the above documents were accurately prepared, agree with source documents, were properly filed or otherwise.

By rendering this letter, we do not intend to waive any attorney-client privilege, as applicable. This letter is limited to the matters set forth herein and speaks only as of the date hereof. Nothing may be inferred or implied beyond the matters expressly contained herein. This letter may be relied upon by you and only in connection with an offering under Rule 506(c) and only for 30 days from the date of this letter. This letter may not be used, quoted from, referred to or relied upon by you or by any other person for any other purpose, nor may copies be delivered to any other person, without in each instance our express prior written consent. We assume no obligation to update this letter.

Very truly yours,

[CERTIFIER]:

By: ___________________________

Name:_________________________

Title:__________________________

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CERTIFICATION OF CLIENT

The undersigned, being the Client identified above, by my signature below, hereby represents and warrants that the following statements are true, correct, and complete as of the date of my signature below (the “Certification Date”):

•         All Client Materials referenced above are true, correct and complete as of the Certification Date;

•         I have fully and accurately disclosed all liabilities that are required to be included in the calculation of my net worth as described above; and

•         If I am relying on my income and/or that of my spouse to satisfy the requirements for being an accredited investor, I have a reasonable expectation of reaching individual income in excess of $200,000 or joint income with my spouse in excess of $300,000 in the current year.

I hereby affirm that the foregoing is accurate and complete.

Date:  ______________________, 2018

Client Signature:_________________________

Client Name:____________________________

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